                                                                    Exhibit 99.2

                                JOINT FILER INFORMATION

Item                                    Information

Name:                                   Wells Fargo Bank, National Association

Address:                                101 North Phillips Avenue
                                        Sioux Falls, SD 57104

Date of Event Requiring                 November 15, 2011
Statement (Month/Day/Year):

Issuer Name and Ticker or               DELAWARE INVESTMENTS MINNESOTA MUNICIPAL
Trading Symbol:                         INCOME FUND II, INC. [VMM]

Relationship of Reporting               10% Owner
Person(s) to Issuer:

If Amendment, Date Original             Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:       Form filed by More than One Reporting
                                        Person

Signature:                              WELLS FARGO BANK, NATIONAL ASSOCIATION

                                         By: /s/ Adam Joseph
                                            --------------------------------
                                         Name: Adam Joseph
                                         Title: Managing Director
                                         Date:  May 6, 2019